POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of ING USA Annuity and Life Insurance Company ("ING USA"), constitute and appoint, Linda E. Senker or Kimberly J. Smith, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following ING USA registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and affirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

o ING USA Annuity and Life Insurance Company Separate Account B Initial Registration Statement on Form N-4 (File No. 333-_______; 811-5626) for registration of Contracts offered through Separate Account B.

     SIGNATURE                     TITLE                             DATE

/s/KEITH GUBBAY
________________________     PRESIDENT AND DIRECTOR                MAY 12, 2004
KEITH GUBBAY                 (PRINCIPAL EXECUTIVE OFFICER)

/s/DAVID A. WHEAT
________________________     DIRECTOR                              MAY 12, 2004
DAVID A. WHEAT               (PRINCIPLE ACCOUNTING OFFICER)

/s/THOMAS J. MCINERNEY
________________________     DIRECTOR                              MAY 12, 2004
THOMAS J. MCINERNEY

/s/KATHLEEN A. MURPHY
________________________     DIRECTOR                              MAY 13, 2004
KATHLEEN A. MURPHY

/s/JACQUES DE VAUCLEROY
________________________     DIRECTOR                              MAY 14, 2004
JACQUES DE VAUCLEROY